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EXHIBIT 10.3

April 29, 2002

To:	the Administrative Agent and the Lenders Party to the Credit Agreement referred to below
Re: VTR GlobalCom S.A.

Ladies and Gentlemen:

        UGC Holdings, Inc., a Delaware corporation ("UGC"), and United Latin America, Inc., a Colorado corporation ("ULA"), refer to (a) the Credit Agreement dated as of April 29, 1999 (as amended form time to time, the "Credit Agreement") and (b) Amendment No. 7 thereto, dated as of April 29, 2002 ("Amendment No. 7"). Terms used herein that are not defined shall have the respective meanings given to those terms in the Credit Agreement.

        Section 1.    Post-Closing Contributions in 2002.    UGC and ULA jointly and severally agree to make Post-Closing Contributions, or to cause Post-Closing Contributions to be made, to the Company to the extent necessary to allow the Company to avoid a Default under Section 10(r) of the Credit Agreement.

        Section 2.    July 31, 2002 Conversion Contributions.    UGC and ULA jointly and severally agree to make Conversion Contributions, or to cause Conversion Contributions to be made, to the Company to the extent necessary to allow the Company to avoid a Default under Section 10(q) of the Credit Agreement.

        Section 3.    Additional Conversion Contributions.    Each of UGC and ULA agrees to use its best efforts to make Conversion Contributions, or to cause Conversion Contributions to be made, to the Company (to the extent consistent with the Company's obligations under Section 9.27(a)(vi) of the Credit Agreement) to the extent necessary to permit the Company to comply with its obligations under Section 9.27(a)(vi) of the Credit Agreement.

        Section 4.    Governing Law.    This letter shall be governed by and construed in accordance with the law of the State of New York.

        Section 5.    Submission to Jurisdiction.    Each of UGC and ULA hereby agrees that the provisions of Sections 12.13, 12.14 and 12.15 of the Credit Agreement (including, without limitation, the submission to the jurisdiction of the Supreme Court of the State of New York, County of New York,

and the United States District Court for the Southern District of New York, and the waiver of a right to trial by jury) shall apply to each of UGC and ULA for purposes of this letter.

Very truly yours,
UGC HOLDINGS, INC.
By	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer
UNITED LATIN AMERICA, INC.
By	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Vice President and Treasurer
ACCEPTED:
TORONTO DOMINION (TEXAS), INC., as Administrative Agent
By	/s/ JIMMIE BRIDWELL Jimmie Bridwell Vice President

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  EXHIBIT 10.3